SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Bryn Mawr Bank Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	23-243056
(State or other jurisdiction of organization)	(I.R.S. Employer incorporation or Identification No.)

801 Lancaster Avenue

Bryn Mawr, PA 19010-3396

(Address of principal executive offices) (Zip Code)

Bryn Mawr Bank Corporation

2004 Stock Option Plan

(Full title of Plan)

Robert J. Ricciardi

Secretary

Bryn Mawr Bank Corporation

801 Lancaster Avenue

Bryn Mawr, PA 19010-3396

(Name and address of agent for service)

(610) 525-1700

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED[1]	PROPOSED MAXIMUM OFFERING PRICE PER UNIT	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock Par value $1.00	431,143	$20.47[2]	$8,825,497.21[3]	$1,118.19

[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Registrant is increased by stock split, reclassification, stock dividend and the like.

[2]	On April 22, 2004, the average of the bid and asked prices of the Common Stock of the Registrant was $20.46 per share. The registration fee is computed in accordance with Securities and Exchange Commission Rule 457(h) and (c).

[3]	Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(h) and (c) of the Securities and Exchange Commission on the basis of the price at which the options may be exercised.

The Exhibit Index begins on page 9.

PART 1

Item 1.	Plan Information

A Prospectus setting forth the information required by Part 1 of Form S-8 will be sent or given to Bryn Mawr Bank Corporation’s 2004 Stock Option Plan (the “Plan”) participants as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.

Item 2.	Registrant Information and Employee Plan Annual Information

The documents incorporated by reference in Item 3 of Part II of this Form S-8 are incorporated by reference into the Section 10(a) prospectus and constitute the prospectus relating to this Registration Statement. The foregoing document and all other documents required to be delivered to eligible directors and employees pursuant to Rule 428(b) are available without charge, upon written or oral request to Robert J. Ricciardi, Corporate Secretary, Bryn Mawr Bank Corporation, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3396; telephone number: (610) 525-1700.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference by the Registrant and the Plan in this Registration Statement:

(a) The Registrant’s annual report on Form 10-K for the year ended December 31, 2003;

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended since December 31, 2003 including, without limitation, the Registrant’s quarterly reports on Form 10-Q for the calender quarters ended March 31, 2004 and June 30, 2004.

(c) The description of the Registrant’s common stock contained in a registration statement filed under the Securities Act of 1933, as amended, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment, indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be incorporated by reference in this Registration Statement and are to be part thereof from the date of filing of such documents.

Item 4.	Description of Securities

Not Applicable

Item 5.	Interests of Named Experts and Counsel

Not Applicable

Item 6.	Indemnification of Directors and Officers

The Pennsylvania Business Corporation Law of 1988 (the “1988 BCL”) permits, and Article VIII of the Registrant’s By-Laws provides for, indemnification of any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (including an action by or in the right of the registrant) whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant or serving at the request of the Registrant in certain other capacities, against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

The Registrant maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Registrant for indemnification payments made to its directors and officers for certain liabilities.

Item 7.	Exemption from Registration Claimed

Not Applicable

Item 8.	Exhibits

Exhibit Number	Document Description
4	Bryn Mawr Bank Corporation 2004 Stock Option Plan filed as Appendix A to the Registrant’s 2004 Proxy Statement is incorporated herein by reference.

5	Opinion and Consent of Monteverde, McAlee & Hurd

23.1	Consent of Independent Registered Public Accounting Firm-PricewaterhouseCoopers

23.2	Consent of Monteverde, McAlee & Hurd included in Exhibit 5

24	Power of Attorney included on signature page

Item 9.	Undertakings

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the

Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act of 1933, as amended and will be governed by the final adjudication of such issues.

SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in Bryn Mawr, Pennsylvania, on the 28th day of September, 2004.

BRYN MAWR BANK CORPORATION

Date: October 21, 2004	BY:	/s/ Joseph W. Rebl
Joseph W. Rebl
(Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Frederick C. Peters II Frederick C. Peters II	President, Chief Executive Officer and Director	October 21, 2004

/s/ Joseph W. Rebl Joseph W. Rebl	Treasurer (Principal Accounting Officer)	October 21, 2004

/s/ Warren W. Deakins Warren W. Deakins	Director	October 21, 2004

/s/ Andrea F. Gilbert Andrea F. Gilbert	Director	October 21, 2004

/s/ William Harral, III William Harral, III	Director	October 21, 2004

Signature	Title	Date

Wendell F. Holland	Director

/s/ Francis J. Leto Francis J. Leto	Director	October 21, 2004

/s/ Frederick C. Peters II Frederick C. Peters II	Director	October 21, 2004

/s/ James J. Smart James J. Smart	Director	October 21, 2004

/s/ B. Loyall Taylor, Jr. B. Loyall Taylor, Jr.	Director	October 21, 2004

/s/ Nancy J. Vickers Nancy J. Vickers	Director	October 21, 2004

/s/ Thomas A. Williams Thomas A. Williams	Director	October 21, 2004

POWER OF ATTORNEY

The undersigned certifies that he/she is a Director of Bryn Mawr Bank Corporation.

The undersigned hereby appoints each of Robert J. Ricciardi and Joseph W. Rebl his/her attorneys-in-fact, each with the power of substitution, to execute, on his/her behalf the foregoing registration statement on Form S-8, for filing with the Securities and Exchange Commission and to execute any and all amendments to said registration statement, and to do all such other acts and execute all such other documents which said attorney may deem necessary or desirable. Dated this              day of             , 2004.

Director

INDEX TO EXHIBITS

Exhibit No. Statement	Exhibits
Exhibit 4	Bryn Mawr Bank Corporation 2004 Stock Option Plan filed as Appendix B to the Registrant’s 2004 Proxy Statement is incorporated herein by reference

Exhibit 5	Opinion of Monteverde, McAlee & Hurd regarding legality of securities being registered

Exhibit 23.1	Consent of Independent Registered Public Accounting Firm

Exhibit 23.2	Consent of Monteverde, McAlee, & Hurd included as part of Exhibit 5

Exhibit 24	Power of Attorney included on signature page of Registration Statement